Exhibit 10.1
TO BE FILED IN THE OFFICE OF THE CLERK OF NEW YORK COUNTY

$45,900,000.00 BUILDING LOAN
AMENDED AND RESTATED BUILDING LOAN AGREEMENT

Between
110 WILLIAM PROPERTY INVESTORS III, LLC,

as Borrower,
LENDERS SIGNATORY HERETO
FROM TIME TO TIME,
as Lenders,
and
INVESCO CMI INVESTMENTS, L.P.
as Administrative Agent and Lender

County:	New York
Block:	77
Lots:	8
Premises:	110 William Street New York, New York
UPON RECORDATION RETURN TO:
Greenberg Traurig, P.A.
333 S.E. 2nd Avenue
Miami, Florida 33133
Attention: Richard J. Giusto, Esq. 021497.999802

-ii-

AMENDED AND RESTATED BUILDING LOAN AGREEMENT
THIS AMENDED AND RESTATED BUILDING LOAN AGREEMENT, dated as of March 7, 2019 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among 110 WILLIAM PROPERTY INVESTORS III, LLC, a Delaware limited liability company, having an address at c/o Savanna, 430 Park Avenue, 12th Floor, New York, New York 10022 (together with its successors and/or assigns, “Borrower”) and INVESCO CMI INVESTMENTS, L.P., a Delaware limited partnership having an address at c/o Invesco Real Estate, 2001 Ross Avenue, Suite 3400, Dallas Texas 75201, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as a Lender, and each of the lenders that is a signatory hereto on the signature pages hereof and each lender that becomes a “Lender” after the date hereof (individually, a “Lender” and, collectively, the “Lenders”).
WITNESSETH:
WHEREAS, Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, as administrative agent for Morgan Stanley Bank, N.A., a national banking association and other lenders from time to time ("Existing Lender") made to Borrower a building loan in the maximum principal amount of $27,338,496.00 (the "Original Building Loan"), pursuant to the terms of that certain Building Loan Agreement, dated as of March 6, 2017 (the "Original Building Loan Agreement"), by and among Borrower and Existing Lender, and which Original Building Loan Agreement has been assigned by Existing Lender and assumed by Lender on the date hereof;
WHEREAS, as of the date hereof, Lender is the holder of the Original Building Loan Note (hereinafter defined), Original Building Loan Mortgage (hereinafter) and Original Building Loan Agreement;
WHEREAS, as of the date hereof, the outstanding principal balance of the Original Building Loan is $24,808,660.24.
WHEREAS, Borrower has requested that Lender lend to Borrower the maximum principal amount of $45,900,000.00 or so much thereof as may be advanced (the "Building Loan") which shall be evidenced by the Note (hereinafter defined) and advanced pursuant to the terms and conditions of this Agreement;
WHEREAS, in furtherance of the foregoing Borrower has requested that Lender agree to amend, restate, supersede and replace in full the terms and provisions of the Original Building Loan Agreement; and
NOW THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, and in and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that this Agreement is deemed to amend, modify, restate and replace the Original Building Loan Agreement so that this

Agreement shall hereafter constitute evidence of but one agreement and the terms, covenants, agreements, rights, obligations and conditions contained in this Agreement shall supersede and control the terms, covenants, agreements, rights, obligations and conditions of the Original Building Loan Agreement as follows:
I.DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Definitions.
For all purposes of this Agreement, except as otherwise expressly provided:
“Accounting Principles” shall mean a GAAP or Federal income tax basis or other accounting principles reasonably approved by Administrative Agent.
“Administrative Agent” means Invesco CMI Investments, L.P., in its capacity as contractual representative for the Lenders pursuant to Article XIII hereof, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XIII.
“Affiliate” shall mean, as to any Person, any other Person that is in direct and/or indirect Control of, is directly and/or indirectly Controlled by or is under common direct and/or indirect ownership or Control with such Person.
“Aggregate Outstanding Principal Balance” shall mean the sum of (i) the Outstanding Principal Balance of the Loan, (ii) the Senior Loan Outstanding Principal Balance and (iii) the Mezzanine Outstanding Principal Balance.
“Agreement” shall have the meaning set forth in the introductory paragraph hereto.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Applicable Interest Rate” means, except as provided in subsections (i) and (ii) below, from the date hereof until the Interest Rate Replacement Date, if any, the rate of interest equal to the sum of: (a) the LIBOR Interest Rate, plus (b) the Applicable Spread; provided, however: (i) if Administrative Agent makes a LIBOR Rate Unavailable Determination, in accordance with Section 2.2.3(b) hereof, then the Applicable Interest Rate with respect to the Loan shall convert to the Base Rate in accordance with said section; and (ii) notwithstanding subsection (i) above, if Administrative Agent should, at any time, make a LIBOR Rate Discontinued Determination, in accordance with Section 2.2.3(c) hereof, then from and after the Interest Rate Replacement Date, the Applicable Interest Rate shall be equal to the sum of: (x) the Substitute Rate, plus (y) the Substitute Spread; provided, however, that in no event shall the Applicable Interest Rate ever be less than 2.00%.
“Applicable Spread” shall mean 1.50%.
“Approved Costs” shall have the meaning set forth in Section 2.6.4.

“Assignment of Leases” shall mean that certain subordinate Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Administrative Agent, for the benefit of the Lenders, as assignee, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Base Rate” for any Interest Period, shall mean the sum of (a) the Federal Funds Rate, determined as of the Determination Date related to such Interest Period, plus (b) the Base Rate Margin.
“Base Rate Margin” shall mean the difference between (a) the Applicable Interest Rate as in effect immediately prior to a LIBOR Rate Unavailable Determination and (b) the Federal Funds Rate in effect as of such LIBOR Rate Unavailable Determination.  Once determined, the Base Rate Margin shall remain constant for so long as the Base Rate shall be in effect.
“Borrower” shall have the meaning set forth in the introductory paragraph hereto.
“Borrower Party” shall mean each of Borrower, Mezzanine Borrower and Guarantor.
“Borrower Related Party” means, collectively and individually, any Borrower Party and any Affiliate of any of the foregoing.
“Borrower’s Requisition” shall have the meaning set forth in Section 2.7.1.
“Breakage Costs” shall have the meaning set forth in Section 2.2.3(g).
“Building Loan Costs” shall mean Costs of the Improvements with respect to the Property.
“Build Out Work” shall mean “Build Out Work” as defined in the Senior Loan Agreement.
“Capital Expenditures” shall mean, for any period, amounts expended for replacements and alterations to the Property, excluding any Tenant Improvements, which are required to be capitalized according to Accounting Principles.
“Capital Expenditures Work” shall mean any labor performed or materials installed in connection with any Capital Expenditure.
“Commitment” shall mean, as to each Lender, such Lender’s obligation to make disbursements pursuant to this Agreement, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I attached hereto as such Lender’s “Commitment Amount” or as otherwise agreed by the applicable Lenders.
“Construction Consultant” shall mean any Person (which may be an Affiliate of Administrative Agent) as Administrative Agent may designate and engage to inspect the Capital Expenditures Work and Tenant Improvement Work, as work progresses, and consult with and to provide advice to and to render reports to Administrative Agent. Notwithstanding anything to the contrary contained herein, provided that no Event of Default is then continuing, the same

Person shall be the Construction Consultant under both the Loan, the Senior Loan and Mezzanine Loan.
“Construction Management Agreement” shall mean (i) the Construction Management Agreement or (ii) any replacement construction management agreement entered into by and between Borrower and a replacement construction manager in accordance with the terms of the Loan Documents, in each case, pursuant to which such construction manager is to provide construction management services with respect to the Property.
“Construction Manager” shall mean (i) Savcon, LLC, a Delaware limited liability company and (ii) or any other construction manager engaged by Borrower in accordance with the terms and conditions of the Loan Documents.
“Contracts” shall mean all contracts, agreements, warranties, guaranties and representations relating to or governing the use, occupancy, operation, management, name, repair and service of the Property entered into by Borrower, Property Manager or their Affiliates.
“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or day-to-day activities of a Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise, including, without limitation, having approval or consent rights over the actions or conduct of a Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.
“Costs of the Improvements” shall mean those items defined as a “cost of improvement” under Section 2 of Article 1 of the Lien Law.
“Debt” shall mean the then outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums due to the Lenders in respect of the Loan under the Note, this Agreement and any other Loan Document (including, without limitation, all costs and expenses payable to the Lenders thereunder).
“Debt Service” shall mean, with respect to any particular period, the sum of the amount of interest and principal (if any) due pursuant to and in accordance with this Agreement with respect to such particular period.
“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Applicable Interest Rate.
“Determination Date” shall mean, with respect to each Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences; provided, however, that Administrative Agent shall have the right to change the Determination Date to any other day upon written notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Administrative Agent, Borrower shall promptly execute an amendment to this Agreement in form reasonably acceptable to Borrower to evidence such change; provided that the “Determination Date” of the Loan and Mezzanine Loan shall always be the same.

“Event of Default” shall mean an “Event of Default” as defined in the Senior Loan Agreement.
“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal Funds brokers of recognized standing selected by Administrative Agent; provided, however, that if the Federal Funds Rate determined as provided above would be less than LIBOR Floor, then the Federal Funds Rate shall be deemed to be LIBOR Floor.
“First Extension Maturity Date” shall mean the “First Extension Maturity Date” as defined in the Senior Loan Agreement.
“Future Advance” or “Future Advances” shall mean, collectively, the Future Advance (Capital Expenditures), Future Advance (TI/LCs) and Future Advance (Interest/Carry Shortfall).
“Future Advance (Capital Expenditures)” or “Future Advances (Capital Expenditures)” shall mean one or more advances of a portion of the Future Funding Amount in the aggregate of up to Seven Million Three Hundred Fifty Thousand and No/100 Dollars ($7,350,000.00) available to Borrower, pursuant to Section 2.6 hereof, to reimburse Borrower or pay third parties directly for the Lenders’ Percentage of the actual cost incurred by or to be incurred by Borrower with respect to Capital Expenditures Work to be completed in accordance with the terms hereof.
“Future Advance (Interest/Carry Shortfalls)” or “Future Advances (Interest/Carry Shortfall)” shall mean one or more advances of a portion of the Future Funding Amount in the aggregate of up to Four Million Six Hundred Fifty Thousand and No/100 Dollars ($4,650,000.00) available to Borrower, pursuant to Section 2.6 of the Senior Loan Agreement, to pay for Interest/Carry Shortfall.
“Future Advance (TI/LCs)” or “Future Advances (TI/LCs)” shall mean, as applicable, one or more advances of a portion of the Future Funding Amount in the aggregate of up to Thirty Eight Million Five Hundred Fifty Thousand and No/100 Dollars ($38,550,000.00) available to Borrower, pursuant to Section 2.6 hereof, to reimburse Borrower or pay third parties directly for Lenders’ Percentage of the actual cost incurred or to be incurred by Borrower with respect to TI/LC Costs, of which $0 has been advanced on the date hereof.
“Future Funding Amount” shall mean a portion of the Loan and Senior Loan, as applicable, consisting of Future Advances not to exceed Fifty Million Five Hundred Fifty Thousand and No/100 Dollars ($50,550,000.00), in the aggregate, available to be advanced to Borrower in accordance with the terms and conditions set forth in this Agreement and the Senior Loan Agreement, as applicable, of which $0 has been advanced on the date hereof.
“Future Funding Reserve Account” shall mean the “Future Funding Reserve Account”

as defined in the Senior Loan Agreement.
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.
“Governmental Approvals” shall mean all approvals, consents, waivers, orders, acknowledgments, authorizations, inspections, signoffs, permits and licenses required under applicable Legal Requirements to be obtained from any Governmental Authority for the use, occupancy and operation of the Improvements, including, without limitation, all land use, building, subdivision, zoning, environmental and similar ordinances and regulations promulgated by any Governmental Authority.
“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.
“Guarantor” shall mean KBS Guarantor and Savanna Guarantor, or any successor guarantor(s) thereof in accordance with this Agreement).
“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.
“Initial Maturity Date” shall mean April 9, 2021.
“Interest Period” shall mean (a) for the first interest period hereunder, (i) if the Closing Date occurs on or before the fifteenth (15th) day of a calendar month, the period commencing on the Closing Date and ending on (and including) the fourteenth (14th) day of the calendar month in which the Closing Date occurs, and (ii) if the Closing Date occurs on or after the fifteenth (15th) day of a calendar month, the period commencing on the Closing Date and ending on (and including) the fourteenth (14th) day of the following calendar month and (b) for each interest period thereafter commencing April 15, 2019, the period commencing on the fifteenth (15th) day of each calendar month and ending on (and including) the fourteenth (14th) day of the following calendar month; provided that the “Interest Period” under the Loan and the Mezzanine Loan shall always be the same. Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.
“Interest Rate Replacement Date” means the date on which Administrative Agent implements a Substitute Rate.
“KBS Guarantor” shall mean KBS SOR Properties, LLC, a Delaware limited liability company.
“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. In no event shall the term “Lease” include any subleases, underleases or similar agreements, except solely to the extent of Borrower’s interest, if any, thereunder.
“Leasing Commissions” shall mean the leasing commissions required to be paid by Borrower pursuant to the terms and provisions of the Leasing Agreement for procuring Leases with respect to the Property or any other leasing commission agreement with respect to the Property.
“Legal Requirements” shall mean, individually and/or collectively, as the context may require, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities having jurisdiction over the Loan, any Secondary Market Transaction with respect to the Loan, any Borrower Party, the Property or any part thereof or the construction, use, alteration, operation or sale thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof..
“Lender” shall have the meaning set forth in the introductory paragraph hereto.
“Lenders’ Percentage” shall mean 75%.
“LIBOR” shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, as necessary, to the next nearest 1/1000 of 1%) equal to the rate reported for deposits in U.S. dollars, for a one-month period, that appears on Bloomberg Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date; provided that, (i) if such rate does not appear on Bloomberg Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, Administrative Agent shall request the principal London Office of any four major reference banks in the London interbank market selected by Administrative Agent to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one month period as of 11:00 a.m., London time, on such Determination Date for the amounts for a comparable loan at the time of such calculation and, if at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations, and (ii) if fewer than two such quotations in clause (i) are so provided, Administrative Agent shall request any three major banks in New York City selected by Administrative Agent to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately

11:00 a.m., New York City time on the applicable Determination Date for the amounts for a comparable loan at the time of such calculation and, if at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. Administrative Agent’s computation of LIBOR shall be conclusive and binding on Borrower for all purposes, absent manifest error. Notwithstanding anything to the contrary set forth herein, in no event shall LIBOR ever be less than the LIBOR Floor.
“LIBOR Floor” shall mean 2.00%.
“LIBOR Interest Rate” shall mean with respect to each Interest Period the quotient of (i) LIBOR applicable to the Interest Period divided by (ii) a percentage equal to 100% minus the Reserve Requirement (if any) applicable to the Interest Period.
“LIBOR Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at LIBOR Interest Rate plus the Applicable Spread in accordance with the provisions of Article II hereof.
“LIBOR Rate Discontinued Determination” shall have the meaning set forth in Section 2.2.3(c).
“LIBOR Rate Unavailable Determination” shall have the meaning set forth in Section 2.2.3(b).
“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting the Property or any portion thereof or any direct or indirect interest in Borrower including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Lien Law” shall mean the Lien Law of the State of New York.
“Loan” shall have the meaning set forth in Section 2.1.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreement, the Working Capital Account Agreement, the Environmental Indemnity, the Recourse Guaranty, the Completion Guaranty, the Assignment of Management Agreement, the Assignment of Project Management Agreement, the Assignment of Leasing Agreement, the Assignment of Construction Management Agreement, the Assignment of Protection Agreement and any other document pertaining to the Property as well as all other documents now or hereafter executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England or New York, New York are not open for business.

“Losses” shall mean actual liabilities, obligations, losses, damages (excluding special, consequential, punitive or indirect damages, unless the same are asserted against Administrative Agent, each Lender or any Indemnified Party by a third party and actually incurred), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable out-of-pocket fees and disbursements of third-party counsel related thereto).
“Manager” shall mean Transwestern Commercial Services New York, L.L.C. d/b/a Transwestern, a Delaware limited liability company (“Initial Manager”), or any other property manager engaged by Borrower in accordance with the terms and conditions of the Loan Documents.
“Maturity Date” shall mean the “Maturity Date” as such term is defined in the Senior Loan Agreement.
“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Mezzanine Administrative Agent” shall mean Invesco CMI Investments, L.P., a Delaware limited partnership.
“Mezzanine Borrower” shall mean 110 William Mezz III, LLC, a Delaware limited liability company.
“Mezzanine Lender” shall mean, individually or collectively, as the context may require, Invesco CMI Investments, L.P., a Delaware limited partnership, and each other lender that becomes party to the Mezzanine Loan Agreement.
“Mezzanine Lender’s Percentage” shall mean 25%.
“Mezzanine Loan” shall mean that certain mezzanine loan in the maximum principal amount of up to $87,125,000.00 made on the date hereof by Mezzanine Lender to Mezzanine Borrower, and evidenced and secured by the Mezzanine Loan Documents.
“Mezzanine Loan Agreement” shall mean the Mezzanine Loan Agreement dated as of the date hereof and made by and between Mezzanine Borrower, Mezzanine Administrative Agent and Mezzanine Lender.
“Mezzanine Loan Documents” shall mean the “Mezzanine Loan Documents” as defined in the Senior Loan Agreement.
“Mezzanine Outstanding Principal Balance” shall have the meaning of “Outstanding Principal Balance” set forth in the Mezzanine Loan Agreement.
“Mezzanine Pro Rata Share” shall mean the quotient of (a) the Mezzanine Outstanding

Principal Balance and (b) Aggregate Outstanding Principal Balance.
“Minimum Advance Amount” shall mean $37,500.00 in the aggregate for a Future Advance under this Agreement and the Senior Loan Agreement.
“Monthly Debt Service Payment Amount” shall mean on each Monthly Payment Date through and including the Maturity Date, an amount equal to the interest accruing on the Outstanding Principal Balance at the Applicable Interest Rate (or at the Default Rate, as applicable) for the immediately preceding Interest Period, which interest shall be calculated in accordance with Section 2.2.
“Monthly Payment Date” shall mean the ninth (9th) calendar day of each calendar month during the term of the Loan, and if such day is not a Business Day, then the Business Day immediately preceding such day.
“Mortgage” shall mean (i) that certain Consolidated, Amended and Restated Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, which Consolidated, Amended and Restated Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement, is for a principal amount equal to $215,475,000.00 and (ii) each Serial Mortgage, as each may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Note” shall have the meaning set forth in Section 2.1.3.
“Notice” shall have the meaning set forth in Section 11.6.
“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of all obligations of Borrower contained in the Loan Documents.
“Open Prepayment Date” shall mean the Monthly Payment Date occurring in May, 2020.
“Original Building Loan Note” shall mean the “Note” as defined in the Original Building Loan Agreement.
“Original Building Loan Mortgage” shall mean the “Mortgage” as defined in the Original Building Loan Agreement.
“Outstanding Principal Balance” means, as of any date, the then outstanding principal balance of the Loan.
“Patriot Act” shall have the meaning set forth in Section 3.1.41(a).
“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, the Senior Loan Documents and the Mezzanine Loan Documents, (ii) all Liens, encumbrances and other matters accepted by Administrative Agent, for the benefit of the Lenders, as of closing under the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due and delinquent, or if due and delinquent, are being contested in good faith in accordance with the terms hereof, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that either (x) any such Lien is bonded or discharged or diligently contested in good faith in accordance with the terms hereof or (y) if such Lien is filed in connection with Tenant Improvement Work being performed by a Tenant, Borrower is using commercially reasonable efforts in accordance with the applicable Lease to cause such Tenant to remove such Lien, (v) as to items created or modified after the date hereof, dedications (or modifications of dedications) of portions of the Property or the grant (or modifications of grants) of easements, restrictions, covenants, reservations, rights-of-way and similar encumbrances, entered into in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities or for other similar purposes, which are not monetary encumbrances against the Property, do not create material affirmative obligations on behalf of the Property and which do not, individually or in the aggregate, materially and adversely affect the value, use or operation of the Property, (vi)  Approved Equipment Financing (as defined in Section 4.26 hereof), (vii) Leases entered into in accordance with the Loan Documents, (viii) subordination, non-disturbance and attornment agreements executed with respect to Leases, (ix) memoranda of Leases, and (x) such other title and survey exceptions as Administrative Agent has approved or may approve in writing in Administrative Agent’s sole discretion.
“Permitted Indebtedness” shall mean “Permitted Indebtedness” as defined in the Senior Loan Agreement.
“Permitted Transfer” shall mean a “Permitted Transfer” as defined in the Senior Loan Agreement.
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Property” shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all appurtenances and other rights pertaining to such property and Improvements, all as more particularly described in the granting clauses of the Mortgage and referred to therein as the “Property”.
“Pro Rata Share” shall mean, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.
“Recipient” meads Administrative Agent or any Lender, as applicable.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other Regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulatory Change” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, including, without limitation, with respect to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.
“Requested Advance Date” shall have the meaning set forth in Section 2.7.2(a).
“Savanna Guarantor” shall mean, individually and collectively, jointly and severally, Savanna Real Estate Fund III, L.P., a Delaware limited partnership (“Savanna Fund III”) and its parallel partnerships.
“Second Extension Option” shall mean the “Second Extension Option” as defined in the Senior Loan Agreement.
“Senior Loan” shall mean the first priority mortgage loan in the maximum principal amount of up to Two Hundred Fifteen Million Four Hundred Seventy-Five Thousand and No/100 Dollars ($215,475,000.00) made by the Lenders to Borrower pursuant to the Senior Loan Documents, the outstanding principal balance of which, as of the date hereof, is $210,825,000.00.
“Senior Loan Agreement” shall mean that certain Senior Loan Agreement dated as of the date hereof, by and among Borrower, Administrative Agent and the Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Senior Loan Documents” shall mean the “Loan Documents” as defined in the Senior Loan Agreement.
“Senior Loan Outstanding Principal Balance” means, as of any date, the then outstanding principal balance of the Senior Loan.
“Shortfall” shall have the meaning set forth in Section 2.6.4.
“Spread Maintenance Premium” shall mean, in connection with a prepayment of all or any portion of the Outstanding Principal Balance of the Loan pursuant to the terms hereof, an amount equal to the present value, discounted at LIBOR on the most recent Determination Date with respect to any period when the Loan is a LIBOR Loan (or, with respect to any period when the Loan is a Substitute Rate Loan, discounted at an interest rate that Administrative Agent believes, in its reasonable judgment, would equal LIBOR on such Determination Date if LIBOR was then available) of all future installments of interest which would have been due hereunder through and including the Open Prepayment Date, on the portion of the Outstanding Principal Balance of the Loan being prepaid as if interest accrued on such portion of the principal balance being prepaid at an interest rate per annum equal to the Applicable Spread. The Spread Maintenance Premium shall be reasonably calculated by Administrative Agent and shall be final absent manifest error.
“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.
“Substitute Rate” shall have the meaning set forth in Section 2.2.3(c).
“Substitute Rate Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at either the (i) Base Rate or (ii) the Substitute Rate plus the Substitute Spread, each in accordance with the provisions of Section 2.2.3 hereof.
“Substitute Spread” shall have the meaning set forth in Section 2.2.3(c).
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties thereto.
“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement.
“Tenant Improvement Allowance” shall mean the amount required to be paid by Borrower to a Tenant under a Lease on account of or in lieu of work performed by such Tenant in the applicable space demised under such Lease.
“Tenant Improvements” shall mean the improvements and/or other work affecting any space at the Property, which is required to be constructed and paid for by Borrower pursuant to applicable Leases for such space.
“Tenant Improvement Work” shall mean the construction work to be performed by or on behalf of Borrower, as landlord, or a Tenant, as Tenant Improvements under a Lease at the Property entered into pursuant to the terms hereof, including, without limitation, the Build Out Work.
“Tenant Inducement Costs” shall mean concessions provided to Tenants in connection with the execution of Leases (including, without limitation, the payment of any lease termination payments).
“TI/LC Costs” shall mean the costs of all Tenant Improvement Work or Tenant Improvement Allowances, Tenant Inducement Costs and Leasing Commission costs associated with Leases at the Property entered into pursuant to the terms hereof, in each case, to be paid by Borrower pursuant to the terms of the applicable Lease.
“Title Company” shall mean National Land Tenure and Title Associates, each as agent for Stewart Title Insurance Company and First American Title Insurance Company.
“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form reasonably acceptable to Administrative Agent issued with respect to the Property and insuring the lien of the Mortgage.
“Working Capital Account” shall mean the “Working Capital Account” as defined in the Senior Loan Agreement.
“Working Capital Account Agreement” shall mean the “Working Capital Account Agreement” as defined in the Senior Loan Agreement.
“Unadvanced Amounts” shall have the meaning set forth in Section 2.7.7.
Section 1.2    Senior Loan Agreement Definitions.
All capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Senior Loan Agreement.
Section 1.3    Principles of Construction.
All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor). Unless otherwise specified, the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
II.    THE LOAN
Section 2.1    The Loan.
2.1.1    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, the Lenders hereby agree to make a loan (the “Loan”) to Borrower in the maximum principal amount of FORTY-FIVE MILLION NINE HUNDRED THOUSAND and 00/100 DOLLARS ($45,900,000.00) and, if the terms and conditions of Section 2.6 are satisfied, Future Advances in an aggregate amount not to exceed the Loan.
2.1.2    No Re-Borrowing.
The Future Advances and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.
2.1.3    The Note. The Loan shall be evidenced by that certain Building Loan Promissory Note of even date herewith, in the maximum principal amount of FORTY-FIVE MILLION NINE HUNDRED THOUSAND and 00/100 DOLLARS ($45,900,000.00) made by Borrower and payable to the Lenders in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.
2.1.4    Use of Proceeds. Borrower shall use proceeds of the Loan to fund Building Loan Costs and for no other purpose whatsoever.
2.1.5    Loan Advances. Subject to compliance by Borrower with the terms and conditions of this Agreement, the Lenders shall make, and Borrower shall accept from the Lenders, Future Advances under this Agreement for the applicable purposes or uses permitted as required hereunder. If Lenders are comprised of more than one Person, then no Lender shall be obligated to advance more than its Pro Rata Share of any Future Advance hereunder. The Lenders shall not be required to make Future Advances for the costs incurred by Borrower with respect to materials stored off the Property. No Future Advances or any portion thereof shall be made directly or indirectly for payments to a Borrower Related Party, except (a) as expressly permitted in the Loan Documents, or (b) as otherwise may be approved in writing by Administrative Agent. The obligations of the Lenders to make Future Advances hereunder are several, and not joint, and under no circumstances shall any Lender be obligated to fund more of its Pro Rata Share of any Future Advance or more than its Commitment.
Section 2.2    The Interest Rate.
2.2.1    Applicable Interest Rate. Subject to the last sentence of this Section 2.2.1, except as herein provided with respect to interest accruing at the Default Rate, interest on the Note outstanding from time to time shall accrue from the Closing Date up to and including the Maturity Date at the Applicable Interest Rate. In the event that any Event of Default shall have occurred and be continuing, interest on the Obligations shall accrue interest at the Default Rate for the period that such Event of Default is continuing (it being agreed that Administrative Agent and the Lenders have no obligation to accept a cure of an Event of Default).
2.2.2    Interest Calculation. Interest on the Note shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Interest Rate or the Default Rate, as then applicable to the Note, expressed as an annual rate divided by 360) by (c) the Outstanding Principal Balance.
2.2.3    Determination of Interest Rate.
(a)    Each determination by Administrative Agent of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.
(b)    Unless and until a Substitute Rate is implemented in accordance with Section 2.2.3(c) hereof, if, for any reason Administrative Agent determines in its sole but good faith discretion (which determination shall be conclusive and binding absent manifest error) that: (i) United States dollar deposits are not being offered to banks in the London interbank Eurodollar market for a period approximately equal to the applicable Interest Period; (ii) reasonable and adequate means do not exist for ascertaining LIBOR for the applicable Interest Period; or (iii) LIBOR does not adequately and fairly reflect the cost to the Lenders of making or maintaining any LIBOR Loan during an applicable Interest Period (any such determination being hereinafter referred to as a “LIBOR Rate Unavailable Determination”), then Administrative Agent shall promptly give notice thereof to Borrower. From and after Borrower’s receipt of such notice unless and until a Substitute Rate is implemented in accordance with Section 2.2.3(c) hereof, the Applicable Interest Rate shall be the Base Rate, subject to Section 2.2.3(d) hereof.
(c)    If for any reason Administrative Agent determines in its sole but good faith discretion (which determination shall be conclusive and binding absent manifest error) that: (i) (a) United States dollar deposits are not being offered to banks in the London interbank Eurodollar market for a period approximately equal to the applicable Interest Period or (b) reasonable and adequate means do not exist for ascertaining LIBOR for the applicable Interest Period, and that such circumstances are unlikely to be temporary; (ii) LIBOR is no longer a widely recognizable benchmark rate for newly originated commercial real estate loans in the United States; or (iii) the applicable supervisor or administrator (if any) of LIBOR, or any governmental authority having or purporting to have jurisdiction over Administrative Agent, has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for commercial real estate loans in the United States (any such determination being hereinafter referred to as a “LIBOR Rate Discontinued Determination”), then Administrative Agent may designate a replacement rate (“Substitute Rate”) that Administrative Agent may thereafter elect to implement in lieu of LIBOR in accordance with the terms hereof, and if so implemented, any reference to LIBOR herein shall thereafter be deemed to refer to the Substitute Rate. Such Substitute Rate shall (I) be a market standard reference rate which is then generally being implemented by Administrative Agent and other lenders across commercial real estate loan portfolios as a replacement for LIBOR and (II) be publicly recognized by the International Swaps and Derivatives Association (ISDA) as an alternative to the LIBOR Rate; provided, however, that if the Substitute Rate determined as provided above with respect to any Interest Period shall ever be less than the LIBOR Floor, then the Substitute Rate for such Interest Period shall be deemed to be the LIBOR Floor. If a Substitute Rate is so implemented, Administrative Agent shall designate (which designation shall be conclusive and binding absent manifest error), and implement concurrently with the Substitute Rate, a replacement spread (“Substitute Spread”) which shall be equal to the Applicable Spread, adjusted by Administrative Agent, in a manner consistent with Administrative Agent’s treatment of similar mortgage loan facilities, to compensate for any difference between (x) the Substitute Rate and (y) the average of LIBOR for the six (6) months prior to the date of the LIBOR Rate Discontinued Determination, which shall reflect the original intent of the parties with respect to the overall interest rate of the Loan. The Substitute Spread shall replace the Applicable Spread on the Interest Rate Replacement Date and shall thereafter remain constant notwithstanding that the Substitute Rate may fluctuate from time to time. When so implemented, any reference to the Applicable Spread herein shall thereafter be deemed to refer to the Substitute Spread. If a Substitute Rate is implemented in lieu of LIBOR, and a Substitute Spread is implemented in lieu of the Applicable Spread, as set forth above, Borrower agrees to enter into such modifications and/or replacement promissory notes as Administrative Agent deems necessary in order to evidence such replacements provided that any such modifications or replacement promissory notes do not increase the obligations or liabilities of Borrower or decrease any rights of Borrower other than to a de minimis extent. Notwithstanding the foregoing, Administrative Agent agrees that it shall consult with Borrower regarding its selection of a Substitute Rate; provided, however, that final determination of the Substitute Rate shall be made by Administrative Agent in its sole but good faith discretion (and Borrower shall have no right to approve the same).
(d)    If, after the date hereof, pursuant to the terms of this Agreement, the Loan has been converted to a Substitute Rate Loan and any Lender shall determine in its sole but reasonable discretion (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, such Lender shall give notice thereof to Borrower, and the Substitute Rate Loan shall automatically convert to a LIBOR Loan on the effective date set forth in such notice. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Substitute Rate Loan.
(e)    If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for any Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of such Lender hereunder to make a LIBOR Loan shall be cancelled forthwith and (ii) such Lender may give Borrower and Lender a Lender’s Notice, establishing the Applicable Interest Rate at the Substitute Rate plus the Substitute Spread, in which case the Applicable Interest Rate shall be a rate equal to the Substitute Rate in effect from time to time plus the Substitute Spread and such initial Applicable Interest Rate based on the Substitute Rate shall, as closely as reasonably possible, approximate the last Applicable Interest Rate based on LIBOR. In the event the condition necessitating the cancellation of such Lender’s obligation to make a LIBOR Loan hereunder shall cease, such Lender shall promptly notify Borrower and Lender of such cessation and the Loan shall resume its characteristics as a LIBOR Loan in accordance with the terms herein from and after the first day of the Interest Period next following such cessation. Borrower hereby agrees promptly to pay such Lender, upon demand, any additional amounts reasonably necessary to compensate such Lender for any out-of-pocket costs reasonably incurred by such Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Any Lender’s notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and such Lender’s calculation shall be conclusive absent manifest error.
(f)    In the event that, after the date hereof, any change in any requirement of law or in the formal interpretation or application thereof, or compliance by any Lender with any directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:
(i)    shall hereafter have the effect of reducing the rate of return on any Lender’s capital (other than as a result of an increase in taxes) as a consequence of its obligations hereunder to a level below that which such Lender is reasonably likely to have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by any amount reasonably deemed by such Lender to be material;
(ii)    shall hereafter impose, modify, increase or hold applicable any material reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender which is not otherwise included in the determination of the rate hereunder (other than as a result of an increase in taxes); or
(iii)    shall hereafter impose on any Lender any other condition and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;
and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining the Loan or to reduce any amount receivable hereunder, then, in any such case, subject to the notice requirements in the subsequent sentence, provided that such Lender requests the same of similarly situated borrowers, Borrower shall promptly pay such Lender, upon demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as reasonably determined by such Lender; provided, however, that Borrower shall not be required under this Section 2.2.3 to pay such Lender additional amounts for additional costs or reduced amounts receivable that are attributable to an increase in taxes imposed on such Lender. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3, Administrative Agent shall provide Borrower with not less than ten (10) Business Days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate such Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of any Lender and submitted by such Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents. For the avoidance of doubt, any payments made pursuant to this Section 2.2.3 shall not be deemed a prepayment and no prepayment premium shall be due in connection with such payments.
(g)    Borrower agrees to indemnify each Lender and to hold each Lender harmless from any Losses which such Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not a Monthly Payment Date or (B) is a Monthly Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion in accordance with the terms hereof of the Applicable Interest Rate to the Substitute Rate plus the Substitute Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at a rate other than the Substitute Rate plus the Substitute Spread on a date other than the first day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however,

Borrower shall not indemnify Administrative Agent or any Lender from any Losses arising from Administrative Agent’s or any Lender’s willful misconduct or gross negligence. Whenever in this Section 2.2.3 the term “interest or fees payable by any Lender to lenders of funds obtained by it” is used and no such funds were actually obtained from such lenders, it shall include interest or fees which would have been payable by such Lender if it had obtained funds from lenders in order to maintain a LIBOR Loan hereunder. Each Lender will provide to Borrower a statement detailing such Breakage Costs and the calculation thereof.
(h)    The provisions of this Section 2.2.3 shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.
2.2.4    Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3    Loan Payments.
2.3.1    Payment Before Maturity Date. Borrower shall make a payment to Administrative Agent, for the benefit of Lenders of interest only on the Closing Date for the initial Interest Period. On the Monthly Payment Date occurring in April 9, 2019 and on each Monthly Payment Date thereafter to and including the Maturity Date, Borrower shall make a payment to Administrative Agent, for the benefit of Lenders equal to the Monthly Debt Service Payment Amount. Borrower shall also pay to Administrative Agent, for the benefit of the Lenders, all amounts required in respect of Reserve Funds as set forth in Article 6 of the Senior Loan Agreement.
2.3.2    Payment on Maturity Date.
(a)    Borrower shall pay to Administrative Agent, for the benefit of the Lenders on the Maturity Date the Outstanding Principal Balance of the Loan, any Spread Maintenance Premium (if the Maturity Date is before the Open Prepayment Date), all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

(b)    The remaining provisions of Section 2.3.2 of the Senior Loan Agreement are incorporated herein by reference as if fully set forth herein, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
2.3.3    Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (other than the payment of principal and any other amounts due on the Maturity Date), is not paid by Borrower on or before the date on which it is due (unless (A) funds for such payment were available in the applicable Subaccounts (as defined in the Cash Management Agreement) and ear-marked for such payment, (B) Administrative Agent’s access to such sums was not restricted or constrained in any manner by Borrower, any Affiliate of Borrower or any applicable Legal Requirement and (C) no Event of Default was continuing), Borrower shall pay to Administrative Agent, for the benefit of Lenders promptly following written demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Administrative Agent in handling and processing such delinquent payment and to compensate Administrative Agent for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents and payable to Administrative Agent, for the benefit of Lenders promptly following written demand.
2.3.4    Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Administrative Agent, for the benefit of Lenders, not later than 3:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Administrative Agent’s office, and any funds received by Administrative Agent, for the benefit of Lenders after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
(b)    Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the next succeeding Business Day. Whenever any obligation of Borrower, Administrative Agent or Lender is required to be performed hereunder or under any other Loan Document a day which is not a Business Day, such action shall be required to be performed by the next succeeding Business Day.
(c)    All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto (other than payment in full of the applicable payment).
Section 2.4    Prepayments.
The provisions of Section 2.4 of the Senior Loan Agreement are incorporated herein by reference as if fully set forth herein, except that those covenants which specifically reference the

Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
Section 2.5    Regulatory Change; Taxes.
Section 2.5 of the Senior Loan Agreement (including, without limitation, all covenants of Borrower set forth therein) is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
Section 2.6    Advances.
2.6.1    Working Capital. On the date hereof, Lenders have made their Pro Rata Shares in an amount equal to $6,600,000.00 into an account with the Working Capital Bank (the “Working Capital Account”).  Amounts deposited pursuant to this Section 2.6.1 are referred to herein as the “Working Capital Funds”. Borrower shall use the Working Capital Funds for Property related costs and expenses and Borrower shall not declare or pay any dividends or otherwise declare or make any distribution to Borrower’s members from such Working Capital Funds. The Working Capital Account will be under the sole control and dominion of Administrative Agent, for the benefit of Lenders, except, so long as no Event of Default is continuing, Borrower shall have the right to make withdrawals from the Working Capital Account. Upon the occurrence and during the continuance of an Event of Default, Borrower shall no longer have any right to withdraw Working Capital Funds from the Working Capital Account, as further set forth in the Working Capital Account Agreement, and Administrative Agent may apply any Working Capital Funds on deposit in the Working Capital Account to the payment of the Debt in such order, proportion and priority as Administrative Agent may determine in its sole and absolute discretion. Borrower shall pay for all expenses of opening and maintaining the Working Capital Account. Any remaining Working Capital Funds after the Debt has been repaid in full shall be disbursed to Borrower.
At or prior to the Closing Date, Borrower shall establish and maintain the Working Capital Account as a segregated Eligible Account pursuant to the terms of the Working Capital Account Agreement with the Working Capital Bank, which such Working Capital Account shall be in trust for the benefit of Lenders and shall be under the sole dominion and control of Borrower prior to an Event of Default and thereafter, Administrative Agent, for the benefit of Lenders. Borrower (i) hereby grants to Administrative Agent, for the benefit of Lenders a first priority security interest in the Working Capital Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Administrative Agent, for the benefit of Lenders a perfected first priority security interest in the Working Capital Account, including, without limitation, the execution of any account control agreement required by Administrative Agent. Borrower shall not further pledge, assign or grant any security interest in the Working Capital Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Administrative Agent, for the benefit of Lenders as the secured party, to be filed with respect thereto. Borrower will not in any way alter, modify or close the Working Capital Account and will notify Administrative Agent of the account number thereof. Prior to an Event of Default, Borrower shall have the sole right to make withdrawals from the Working Capital Account and all costs and expenses for establishing and maintaining the Working Capital Account shall be paid by Borrower. After an Event of Default, Administrative Agent, for the benefit of Lenders shall have the sole right to make withdrawals from the Working Capital Account and all costs and expenses for establishing and maintaining the Clearing Account shall be paid by Borrower. All monies now or hereafter deposited into the Working Capital Account shall be deemed additional security for the Debt. Borrower shall indemnify Administrative Agent, each Lender and bank and hold Administrative Agent, each Lender and Working Capital Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Working Capital Account, such Working Capital Account Agreement or the performance of the obligations for which the Working Capital Account was established (unless arising from the gross negligence or willful misconduct of Administrative Agent, any Lender or Clearing Bank, as applicable).
2.6.2    Conditions of Future Advances (Capital Expenditures), Future Advances (TI/LCs) and Future Advances (Interest/Carry Shortfall). The obligation of Lenders to make their Pro Rata Shares of any Future Advance (Capital Expenditures), Future Advance (TI/LCs) and/or Future Advance (Interest/Carry Shortfall) hereunder shall be subject to the following conditions precedent, all of which conditions precedent must be satisfied, to the extent applicable (and remain satisfied as of the date the Future Advance is actually made by Lenders) prior to Lenders making their Pro Rata Shares of any such Future Advance (Capital Expenditures), Future Advance (TI/LCs) and/or Future Advance (Interest/Carry Shortfall) under this Agreement and, upon satisfaction of the following conditions precedent, Lenders shall be obligated to make their Pro Rata Shares of any applicable Future Advance (Capital Expenditures), Future Advance (TI/LCs) and/or Future Advance (Interest/Carry Shortfall).
(a)    General Conditions:
(i)    Borrower’s Requisition. Borrower has delivered to Administrative Agent Borrower’s Requisition (and all deliverables required to be provided in connection therewith pursuant to this Article 2), which shall constitute Borrower’s representation and warranty to Administrative Agent that: (a) all costs for the payment of which Administrative Agent has previously advanced funds have in fact been paid, (b) all the representations and warranties contained in Article III of this Agreement continue to be true and correct in all material respects, except to the extent such representation or warranty was made as of a specified earlier date, in which case such representation shall be true and correct in all material respects as of the date made, subject to changes to such representations and warranties disclosed to Administrative Agent in writing, so long as such update is not the result of any breach of a covenant of Borrower under the Loan Documents, and such changes do not result from any monetary Default, material non-monetary Default which is reasonably likely to have a Material Adverse Effect or Event of Default by Borrower, and (c) no monetary Default, material non-monetary Default or Event of Default shall have occurred and be continuing (unless such monetary Default or material non-monetary Default would be cured by funding the applicable Future Advance (Capital Expenditures), Future Advance (TI/LCs) and/or Future Advance (Interest/Carry Shortfall)).
(ii)    No Liens. The Property shall be free from all Liens (other than Permitted Encumbrances).
(iii)    Proceedings. There shall be no governmental actions, proceedings or investigations pending or threatened in writing against or filed by Borrower which is reasonably likely to have a Material Adverse Effect.
(iv)    No Default. On and prior to the date of such Future Advance (Capital Expenditures) or Future Advance (TI/LCs), there shall exist no monetary Default, material non-monetary Default which is reasonably likely to have a Material Adverse Effect or Event of Default (unless such monetary Default or such material non‑monetary Default would be cured by funding the applicable Future Advance (Capital Expenditures), Future Advance (TI/LCs) and/or Future Advance (Interest/Carry Shortfall)).
(v)    Available Commitments. Such Future Advance, together with all other Future Advances previously made hereunder, shall not exceed the aggregate remaining Commitments.
(vi)    Mezzanine Loan. Mezzanine Lender shall have funded Mezzanine Lender’s Percentage of such Future Advance; provided, however, if Mezzanine Lender shall have failed to fund Mezzanine Lender’s Percentage of any Future Advance, and Mezzanine Borrower has satisfied all conditions precedent to such Future Advance under the Mezzanine Loan Agreement, such that Mezzanine Lender has become a “Defaulting Lender” (as defined in the Mezzanine Loan Agreement) (a “Mezzanine Funding Failure”), Borrower shall be permitted to “fund” Mezzanine Lender’s Percentage of any such Future Advance (i.e., Borrower shall provide to Administrative Agent evidence acceptable to Administrative Agent that it has sufficient funds on deposit to be allocated to the Approved Costs which were to be paid by Mezzanine Lender’s Percentage of such Future Advance) provided that (x) no Event of Default is continuing, (y) Mezzanine Borrower is actively pursuing its remedies against such Defaulting Lender (as defined in the Mezzanine Loan Agreement) in accordance with the terms of the Mezzanine Loan Agreement, including, without limitation, Section 7.1 thereof and (z) Borrower delivers to Administrative Agent, for the benefit of Lenders, a Letter of Credit in the face amount of the remaining Future Funding Amount (as defined in the Mezzanine Loan Agreement) or deposits with Administrative Agent cash in the amount of the remaining Future Funding Amount (as defined in the Mezzanine Loan Agreement) (any such collateral, the “Funding Collateral”). If Borrower elects to deliver to Administrative Agent, for the benefit of Lenders, a Letter of Credit pursuant to this subclause, then the Letter of Credit provisions set forth in Schedule VIII shall be applicable. Following any Mezzanine Funding Failure, if each of clause (x), (y) and (z)

above has been satisfied by Mezzanine Borrower or Borrower, as applicable, and Borrower has not funded Mezzanine Lender’s Percentage of such Future Advance by the date that is two (2) Business Days after the date Mezzanine Lender was required to fund, then Administrative Agent may draw upon the Funding Collateral in an amount equal to Mezzanine Lender’s Percentage of such Future Advance and shall release the same to Borrower (to be applied by Borrower and/or Mezzanine Borrower in accordance with its Requisition). If Borrower or Mezzanine Lender funds Mezzanine Lender’s Percentage of any Future Advance (to be applied by Borrower and/or Mezzanine Borrower in accordance with its Requisition), so long as no Event of Default is continuing, Administrative Agent will release a corresponding amount of the Funding Collateral to Borrower (to be used by Borrower as determined by Borrower).
(vii)    Payment of Fees. Administrative Agent shall have received payment for any and all reasonable fees payable with respect to the applicable Future Advance, including, but not limited to, solely with respect to the Future Advance (Capital Expenditures) and Future Advance (TI/LCs),the reasonable fees and out-of-pocket expenses of the Construction Consultant (which shall not exceed $2,000 per draw (together with amounts paid for any concurrent draw made under the Mezzanine Loan), if any, relating to the Loan, and all other reasonable, out-of-pocket fees, costs and expenses (including, without limitation, reasonably attorneys’ fees) of Administrative Agent relating to the Loan to the extent then due and payable.
(viii)    Materials. Solely with respect to the Future Advance (Capital Expenditures) and Future Advance (TI/LCs), with respect to any materials stored on the Property, the Lenders shall not be required to make Future Advances for the costs incurred by Borrower in connection therewith, except to the extent (x) Administrative Agent has received evidence that such materials are covered by the insurance policies required by this Agreement and are identified and protected against loss, theft and damage in a manner acceptable to Administrative Agent and the Construction Consultant, (y) Administrative Agent shall have received bills of sale and other documentation evidencing payment in full of such materials, Borrowers’ ownership thereof following payment of such amount, and the release of any right, title or lien in respect thereof by any vendor after payment of such amount. The costs of any such materials stored at the Property, at any one time, for which Borrower shall have received (or is then requesting) a Future Advance (together with any Future Advance (as defined in the Building Loan) or any Future Advance (as defined in the Mezzanine Loan)), shall not exceed $1,000,000 in the aggregate.
(b)    No Damage. The Improvements shall not have been damaged by fire, explosion, accident, flood or other casualty, unless Administrative Agent shall be satisfied, in the reasonable judgment of Administrative Agent, that sufficient insurance proceeds (net of any deductible) together with any Future Advance Proceeds available for such purpose or other funds provided by Borrower will be available to effect the Restoration thereof prior to the Initial Maturity Date based upon Administrative Agent’s reasonable estimate of the time necessary to perform such Restoration.

(c)    Endorsement to Title Insurance Policy. Solely with respect to the Future Advance (Capital Expenditures) and Future Advance (TI/LCs) (excluding Future Advances (TI/LCs) funded to pay Leasing Commissions, if required by Administrative Agent, Borrower has delivered to Administrative Agent a “title continuation” reasonably acceptable to Administrative Agent dated as of the date of each Future Advance, which shall show the Mortgage as a first lien on the Property subject only to Permitted Encumbrances and, subject to subsection (l) below, a “pending disbursement” endorsement in a form reasonably acceptable to Administrative Agent, which endorsement shall increase the coverage of the Title Insurance Policy by the amount of the Future Advance through the pending disbursement clause.
(d)    Licenses and Permits: Solely with respect to the Future Advance (Capital Expenditures) and Future Advance (TI/LCs), Borrower shall have delivered to Administrative Agent evidence that (a) any and all building or other permits (if any) required for the continuous construction of the applicable portion of the Capital Expenditures Work or Tenant Improvement Work that is the subject of such Future Advance in accordance with all Legal Requirements have been obtained (and that any and all notices required by any Governmental Authority or by any applicable Legal Requirement to be filed prior to commencement of construction of the improvements contemplated by the Capital Expenditures Work or applicable Lease shall have been filed), and (b) all other material Governmental Approvals, third-party approvals and easements necessary for the construction and completion of the applicable portion of the Capital Expenditures Work or Tenant Improvement Work that is the subject of such Future Advance have been obtained and are in full force and effect.
(e)    Plans: Solely with respect to the Future Advance (Capital Expenditures) and Future Advance (TI/LCs) (excluding Future Advances (TI/LCs) funded to pay Leasing Commissions), Administrative Agent shall have received a complete set of any plans and specifications that were prepared for any (A) Capital Expenditures Work and (B) Tenant Improvement Work in each case having a cost in excess of $1,000,000.00, and Administrative Agent shall have approved the same, such approval not to be unreasonably withheld, delayed or conditioned; provided, however, with respect to Tenant Improvement Work, Administrative Agent’s approval under this clause (e) shall be required only to the extent such Tenant Improvement Work is pursuant to a Major Lease which has not been previously approved by Administrative Agent and such approval is required under this Agreement.
(f)    Contracts: Solely with respect to the Future Advance (Capital Expenditures) and Future Advance (TI/LCs) (excluding Future Advances (TI/LCs) funded to pay Leasing Commissions), Borrower shall have delivered to Administrative Agent the general contract for any (A) Capital Expenditures Work and (B) any Tenant Improvement Work in each case having a cost in excess of $1,000,000.00, together with such other Contracts as may be reasonably requested by Administrative Agent, and Administrative Agent shall have approved the same, such approval not to be unreasonably withheld, delayed or conditioned; provided, however, with respect to Tenant Improvement Work, Administrative Agent’s approval under this clause (f) shall be required only to the extent such Tenant Improvement Work is pursuant to a Major Lease which has not been previously approved by Administrative Agent and such approval is required under this Agreement.

(g)    Budget: Solely with respect to the Future Advance (Capital Expenditures) and Future Advance (TI/LCs), (excluding Future Advances (TI/LCs) funded to pay Leasing Commissions), Borrower shall have delivered to Administrative Agent a budget for such Capital Expenditures Work and for such Tenant Improvement Work reflecting the anticipated cost for performing such Capital Expenditures Work and Tenant Improvement Work, and Administrative Agent shall have approved the same, such approval not to be unreasonably withheld, delayed or conditioned (each such budget, as approved by Administrative Agent, a “Project Budget”); provided that the initial Project Budget for the Capital Expenditures Work attached hereto as Schedule IX is hereby approved by Administrative Agent.
(h)    Inspection: Solely with respect to the Future Advance (Capital Expenditures) and Future Advance (TI/LCs) (excluding Future Advances (TI/LCs) funded to pay Leasing Commissions) which disbursement will exceed $100,000, in connection with any Tenant Improvement Work or Capital Expenditures Work, Administrative Agent, at its option, may require an inspection of the applicable portion of the Property at Borrower’s expense prior to making a Future Advance in order to verify completion of improvements constituting the applicable Capital Expenditures Work, Tenant Improvement Work or other TI/LC Costs, as the case may be.
(i)    Lease Approval; Capital Expenditures: Solely with respect to the Future Advance (Capital Expenditures) and Future Advance (TI/LCs), Administrative Agent shall have approved (i) the Lease that is the subject of a Future Advance (TI/LCs) to the extent that Administrative Agent’s approval is required under the terms of the Loan Documents and (ii) the TI/LC Costs that are the subject of a Future Advance, unless such TI/LC Costs are either (A) specifically set forth in such Lease approved (or deemed approved) by Administrative Agent pursuant to this Agreement or (B) not specifically set forth in a Lease approved (or deemed approved) by Administrative Agent pursuant to this Agreement, but are capped at a specific amount set forth in such approved Lease or are in accordance with the Minimum Leasing Parameters. With respect to advances of the Future Advances (Capital Expenditures), Administrative Agent shall have approved the applicable Capital Expenditures Work or the Capital Expenditures Work shall be included in any Approved Annual Budget. Notwithstanding the foregoing, Administrative Agent shall not be obligated to make or cause to be made any Future Advance of Leasing Commissions until the executed Lease and the agreement pursuant to which any Leasing Commission is due are each delivered to Administrative Agent and such Lease (to the extent that Administrative Agent’s consent is required for such Lease under the terms of the Loan Documents) and such agreement are approved by Administrative Agent (to the extent that Administrative Agent’s approval is required for such agreement under the terms of the Loan Documents).
(j)    Tenant Allowances: Solely with respect to the Future Advance (TI/LCs), in connection with any Tenant Improvement Work performed or to be performed by the tenant under a Lease and Borrower’s obligation thereunder is to pay to such tenant an allowance (all as more specifically provided for in each Lease), Borrower shall (i) provide Administrative Agent with the Lease and identify the section of such Lease detailing the requirements and conditions to Borrower’s obligation to fund under such Lease (together with evidence reasonably satisfactory to Administrative Agent that each of the material conditions has been satisfied), (ii) to the extent Borrower has the right to receive or request the same under such

Lease, Borrower shall deliver a budget for such Tenant Improvement Work to Administrative Agent prior to making the first request of a Future Advance with respect to the applicable Tenant Improvement Allowance, together with the plans and specifications for such work, (iii) certify in writing that the conditions have been satisfied and that Borrower is obligated to disburse the funds to the Tenant under such Lease, (iv) use commercially reasonable efforts to cause Tenant to perform all Tenant Improvement Work that is the subject of the Tenant Improvement Allowance in accordance with the Lease and (v) deliver to Administrative Agent, concurrently with the request for any Future Advance, all of the materials delivered by the applicable tenant to Borrower in connection with such Future Advance.
(k)    Final Payment: Solely with respect to the Future Advance (Capital Expenditures) and Future Advance (TI/LCs), in connection with a Future Advance for the final amounts to pay for Tenant Improvement Work or Capital Expenditures Work performed or to be performed by or on behalf of Borrower or by the Tenant with respect to any such Lease, Borrower shall provide Administrative Agent with (A) evidence of payment of all costs and expenses of completing the applicable work and a termination of any existing notices of commencement with respect to such work, (B) a copy of any and all applicable permits, if any, required by Legal Requirements, with respect to any such Tenant Improvements, so as to allow the Tenant to occupy the leased premises as contemplated under such Lease, and (C) an original estoppel certificate in form and substance reasonably acceptable to Administrative Agent executed by the applicable tenant under the Lease for which such request relates, stating that such tenant has accepted the subject tenant improvements and that there are no defaults known to the tenant under such Lease.
(l)    Serial Mortgage: As an accommodation to Borrower, Administrative Agent and the Lenders have agreed that Borrower shall be required to utilize so-called “serial mortgages” to secure any and all Future Advances.  Accordingly, the Mortgage executed on the date hereof shall include a mortgage for a principal amount equal to the Initial Advance plus a Future Advance in the total amount of $45,900,000.00. If, at any time, the amount advanced by the Lenders pursuant to this Agreement together with any Future Advance then requested by Borrower shall exceed the aggregate principal amount of the Mortgage, together with each subsequent mortgage recorded pursuant to this Section 2.6.2(a) (each, a “Serial Mortgage”), as a condition precedent to the Lenders’ obligation to make any such Future Advance (a) Borrower must execute and deliver to Administrative Agent an additional Serial Mortgage for a principal amount selected by Borrower equal to at least $2,000,000 (or, if less, the then-unfunded aggregate Commitment of the Lenders); (b) in connection with the recordation of any Serial Mortgage, Administrative Agent shall have received a Title Insurance Policy with respect to such Serial Mortgage issued by the Title Company and dated as of the date of the Serial Mortgage, with a pending disbursements endorsement (if any Future Advances to be made following the date of such Serial Mortgage are to be secured by such Serial Mortgage), reinsurance and direct access agreements reasonably acceptable to Administrative Agent, which Title Insurance Policy shall (i) provide coverage in the amount of the Serial Mortgage then being recorded, (ii) insure Administrative Agent that the applicable Serial Mortgage creates a valid Lien on the Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage to the extent set forth in the Title Insurance Policy provided to Administrative Agent in connection with the closing of the Loan, and (iii) name Administrative Agent as the insured; (c) Administrative Agent shall have received evidence that all premiums in respect of the Title Policy and all mortgage recording taxes and filing fees in respect of the Serial Mortgage have been paid; (d) Administrative Agent shall have received an opinion of counsel to Borrower with respect to the Serial Mortgage as may be reasonably required by Administrative Agent, in form and substance satisfactory to Administrative Agent (it being acknowledged and agreed that the form delivered on the date hereof in connection with the closing of the Loan is reasonably satisfactory to Administrative Agent) and (e) Borrower shall pay all out-of-pocket costs and reasonable expenses incurred in connection with the execution of the foregoing documents and the preparation, execution and delivery of the documents contemplated in this subsection (l).
(m)    Disbursement of Future Advances (Interest/Carry Shortfall) – Cash Trap Period: To the extent that a Cash Trap Period is continuing, Future Advances (Interest/Carry Shortfall) may be made to deposit into the Deposit Account to pay to Administrative Agent, for the benefit of Lenders the Monthly Debt Service Payment Amount and the Monthly Debt Service Payment Amount (as defined in the Building Loan Agreement) and other Reserve Funds required by Article 6, which disbursement of such funds to be made in accordance with Section 6.9.1. Borrower agrees and acknowledges that the insufficiency of the amount of the Future Advances (Interest/Carry Shortfall) or Borrower’s failure to meet the conditions to Future Advances as set forth in this Section 2.6.2 is not intended to, and shall therefore not, constitute a limitation on the obligation of Borrower to pay Debt Service or Carry Costs.
2.6.3    Construction. Borrower shall (a) construct and complete all Tenant Improvement Work within the time period and as required by, and in accordance with, the Leases, (b) construct all Capital Expenditures Work, (c) pay for or caused to be paid for and obtained all permits, licenses and approvals required by any Governmental Authority with respect to such Tenant Improvement Work and Capital Expenditures Work substantially in accordance with the schedule set forth in any Project Budget submitted to Administrative Agent in connection with any Future Advance, (d) cause all such Tenant Improvement Work and Capital Expenditures Work to be performed in a good and workmanlike manner, in compliance with all Legal Requirements in all material respects (including any and all applicable life safety laws, environmental laws and the ADA); (e) cause all Tenant Improvement Work and Capital Expenditures Work to be performed in a manner consistent with any plans and specifications therefor; (f) cause all Tenant Improvement Work and Capital Expenditures Work to be performed without regard to any deficiency of the amount of the proceeds of the Loan available and allocated for such Tenant Improvement Work and/or Capital Expenditures Work; and (g) cause all such Tenant Improvement Work and Capital Expenditures Work to be constructed, installed and completed as applicable, free and clear of all Liens (except for Permitted Encumbrances).
2.6.4    Funding Amount. The parties hereto acknowledge and agree that each Borrower’s Requisition (to Administrative Agent and Mezzanine Administrative Agent) shall be in the aggregate amount of the costs of Capital Expenditures Work and TI/LC Costs (collectively the “Approved Costs”) being paid by Borrower. The parties further acknowledge and agree as follows with respect to such Approved Costs: (i) the portion of Approved Costs each Lender is required to fund as a Future Advance pursuant to this Section 2.6 is such Lender’s Pro Rata Share of the Lender’s Percentage of such Approved Costs, (ii) the portion thereof that each

Lender is required to fund as a Future Advance (as defined in the Senior Loan Agreement) pursuant to Section 2.6 thereof is such Lender’s Pro Rata Share of the Percentage of the Approved Costs and (iii) the portion thereof that Mezzanine Lender is required to fund as a Future Advance (as defined in the Mezzanine Loan Agreement) pursuant to Section 2.6 thereof is the Mezzanine Lender’s Percentage of the Approved Costs. For avoidance of doubt and by way of example only, in the event of a Borrower’s Requisition in which the Approved Costs are $1,000,000.00 and all conditions in this Agreement, the Senior Loan Agreement and Mezzanine Loan Agreement have been satisfied, then (A) the maximum aggregate amount of the Future Advance to be made by Lenders hereunder (together with “Future Advance”, if any, under the Senior Loan Agreement) shall be $50,550,000.00 and (B) the maximum amount of the Future Advance to be made by the Mezzanine Lender shall be $16,850,000.00. Borrower shall also be obligated to fund any cost overruns or other amount which needs to be expended in order to enable Borrower to satisfy its obligation under Section 2.6.3 hereof to complete construction of Capital Expenditures Work and Tenant Improvement Work. At any time and from time to time during the term of the Loan, with respect to the aggregate Capital Expenditures Work and Tenant Improvement Work, if Administrative Agent determines in its reasonable discretion that the estimated costs and expenses required to complete and pay for such aggregate Capital Expenditures Work and Tenant Improvement Work exceeds the sum of (a) the projected cost reflected on any approved budgets for such work and (b) the remaining unadvanced amounts available to be advanced under the Loan, the Senior Loan and the Mezzanine Loan for the applicable costs, Administrative Agent shall have the right (but not the obligation) to notify Borrower in writing that, the cost of completing such Capital Expenditures Work and Tenant Improvement Work exceeds the approved budgets (the amount of any such deficiency, being herein referred to as the “Shortfall”). If Administrative Agent at any time shall deliver any such notice to Borrower, Borrower shall within ten (10) Business Days of delivery thereof, deposit with Administrative Agent, for the benefit of Lenders an amount equal to such Shortfall. For the avoidance of doubt, a Shortfall may exist whether or not Administrative Agent delivers a notice to Borrower; provided, that Borrower’s obligation to make a deposit with Administrative Agent is conditioned on Administrative Agent sending a notice pursuant to the terms of this Section. Administrative Agent shall have no obligation to make further Future Advances until the sums required to be deposited with Administrative Agent have been exhausted and, in any such case, the Loan is back “in balance.” Any such sums not used as provided shall be released to Borrower when and to the extent that Administrative Agent determines that a Shortfall does not exist, provided, however, that should an Event of Default occur, Administrative Agent, in its sole discretion, may apply such amounts either to the remaining costs and expenses to complete the Capital Expenditures Work or Tenant Improvement Work or to the immediate payment of any obligations of Borrower with respect to the Debt.
2.6.5    Quality of Work. No Future Advance or any portion thereof shall be made with respect to defective work or to any Person that has performed work that is defective and that has not been cured, as confirmed by the report of the Construction Consultant, if any, except to the extent that such Future Advance is for the remediation of the defective work. Additionally, Administrative Agent may disburse all or part of any Future Advance before the sum shall become due if Administrative Agent believes it advisable for Administrative Agent to do so, and all such Future Advances or parts thereof shall be deemed to have been made pursuant to this Agreement.

2.6.6    No Reliance. All conditions and requirements of this Agreement are for the sole benefit of Administrative Agent and Lenders and no other person or party (including, without limitation, the Construction Consultant, if any, any contractor and subcontractors and materialmen) shall have the right to rely on the satisfaction of such conditions and requirements by Borrower. Administrative Agent shall have the right, in its sole and absolute discretion, to waive any such condition or requirement and Borrower shall be authorized to rely on such waiver if and to the extent such waiver is in writing and signed by Administrative Agent.
2.6.7    Miscellaneous. The making of a Future Advance by Lenders shall not constitute Administrative Agent’s approval or acceptance of the construction theretofore completed or materials furnished with respect thereto. Administrative Agent’s inspection and approval of the workmanship and materials used in any Capital Expenditures Work or Tenant Improvement Work, shall impose no liability of any kind on Administrative Agent, the sole obligation of Administrative Agent as the result of such inspection and approval being to make the Future Advances if and to the extent, required by this Agreement.
2.6.8    Trust Funds. All proceeds advanced hereunder shall be subject to the trust fund provisions of Section 13 of the Lien Law. Borrower covenants that (i) it will receive all advanced proceeds and will hold the right to receive such proceeds as trust funds to be first applied to the payment of trust claims as defined in Section 71 of the New York Lien Law, (ii) it will apply all such advanced proceeds to the payment of trust claims (as so defined) only, before using any part of such advanced proceeds for any other purpose, and (iii) it shall request and disburse any and all advances only for Building Loan Costs and for no other purpose or expense whatsoever.
2.6.9    Lien Law Section 22 Compliance. The affidavit attached hereto as Schedule II is made pursuant to and in compliance with Section 22 of the Lien Law.
2.6.10    ALL POTENTIAL LIENORS ARE HEREBY CAUTIONED TO EXERCISE SOUND BUSINESS JUDGMENT IN THE EXTENSION OF CREDIT TO BORROWER. NO POTENTIAL LIENOR SHOULD EXPECT ADMINISTRATIVE AGENT TO MAKE ADVANCES OF THE LOAN IN AMOUNTS AND AT TIMES SUCH THAT IT WILL NOT BE NECESSARY FOR EACH SUCH POTENTIAL LIENOR TO EXERCISE SOUND BUSINESS JUDGMENT IN THE EXTENSION OF CREDIT TO BORROWER. MOREOVER, ALL POTENTIAL LIENORS ARE REMINDED THAT SUBDIVISION (3) OF SECTION 13 OF THE NEW YORK LIEN LAW PROVIDES THAT “NOTHING IN THIS SUBDIVISION SHALL BE CONSIDERED AS IMPOSING UPON ADMINISTRATIVE AGENT ANY OBLIGATION TO SEE TO THE PROPER APPLICATION OF SUCH ADVANCES BY THE BORROWER,” AND ADMINISTRATIVE AGENT DOES NOT IMPOSE SUCH AN OBLIGATION ON ITSELF.
Section 2.7    Method of Disbursement of Loan Proceeds.
2.7.1    Borrower’s Requisition to Be Submitted to Administrative Agent. At such time as Borrower shall desire to obtain a Future Advance (the date of such Future Advance being required to be a Business Day), Borrower shall complete, execute and deliver to Administrative Agent a Borrower’s Requisition in the form attached to the Senior Loan Agreement as Exhibit A (“Borrower’s Requisition”), with respect to a Future Advance, shall be accompanied by:

(a)    with respect to any Future Advance for Tenant Improvement Work or Capital Expenditures Work, duly executed lien waivers, which may be interim lien waivers (for payments to be made from Future Advances for work which is not yet complete) and shall be final lien waivers (for all work which has been completed), as applicable, but in all events such lien waivers may be conditioned upon the payee’s receipt of payment in the applicable amount, from all contractors for all work performed, and all labor or material supplied prior to the date of the Future Advance;
(b)    copies of all invoices, paid receipts, contracts, subcontracts, purchase orders, bills of sale and similar documentation, as applicable, related to each Future Advance so that Administrative Agent can verify all costs set forth in any such Borrower’s Requisition;
(c)    evidence reasonably satisfactory to Administrative Agent that the full amount of the proceeds of the (i) then last preceding Future Advance, (ii) the last preceding Future Advance (as defined in the Senior Loan Agreement) and (iii) the last preceding Future Advance (as defined in Mezzanine Loan Agreement) of the Mezzanine Loan have been paid out in full to the Person with respect to whom such Future Advance was made and otherwise in accordance with this Agreement; and
(d)    such other information, documentation and certification as Administrative Agent shall reasonably request, including, without limitation, any documents required pursuant to Section 2.6 above.
2.7.2    Procedure of Advances.
(a)    Each Borrower’s Requisition shall be submitted to Administrative Agent at least ten (10) Business Days prior to the date of the requested Future Advance (the “Requested Advance Date”). Lenders shall make the requested Future Advance on the Requested Advance Date so long as (i) all conditions to such Future Advance are satisfied or waived, (ii) all conditions to a concurrent Future Advance (as defined in the Senior Loan Agreement) are satisfied or waived and (iii) subject to Section 2.6.2(a)(vi), Mezzanine Lender makes its corresponding Future Advance (as defined in the Mezzanine Loan Agreement) on the Requested Advance Date in an amount equal to Mezzanine Lender’s Percentage of the costs to be paid, in part, with such Future Advance; provided that Borrower may revoke such Borrower’s Requisition at any time prior to the Requested Advance Date upon prior notice to Administrative Agent (subject to payment of any Breakage Costs and any out-of-pocket costs or expenses incurred by Administrative Agent or Lenders in connection with such revocation). Borrower shall be permitted to deliver a single Borrower’s Requisition for the Loan, the Senior Loan and the Mezzanine Loan.
(b)    In no event shall any Lender be required to advance Future Advance funds in an amount less than its Pro Rata Share of the Minimum Advance Amount (except in respect of any final Future Advance).
2.7.3    Funds Advanced. Each Future Advance made directly to Borrower shall be made by Administrative Agent by wire transfer (or other transfer) to an account designated by Borrower. All proceeds of all Future Advances shall be used by Borrower only for the purposes for which such Future Advances were made or as otherwise may be permitted or required herein.
2.7.4    Direct Future Advances to Third Parties. At Administrative Agent’s option at any time that a monetary Default, material non-monetary Default which is reasonably likely to have a Material Adverse Effect or Event of Default has occurred and is continuing, Administrative Agent may make any or all Future Advances directly or through the Title Company to (i) any contractor, (ii) the Construction Consultant to pay its reasonable fees (which shall not exceed $2,000 per draw, together with any concurrent draw made under the Mezzanine Loan), if applicable, (iii) Administrative Agent’s counsel to pay the reasonable fees incurred by the same, (iv) to pay (x) any out-of-pocket expenses incurred by Administrative Agent which are reimbursable by Borrower under the Loan Documents (including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses and other reasonable fees and expenses incurred by Administrative Agent), provided that Borrower shall theretofore have received written notice from Administrative Agent thereof, or (y) following the occurrence and during the continuance of an Event of Default, any other sums due to Administrative Agent under the Note, this Agreement or any of the other Loan Documents, all to the extent that the same are not paid by the respective due dates thereof, and (v) any other Person to whom Administrative Agent determines payment is due. Any portion of the Loan disbursed by Administrative Agent as set forth above shall be deemed disbursed as of the date on which the Person to whom such payment is made receives the same. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization to disburse such Future Advances constituting part of the Loan directly to any such Person or through the Title Company to such Persons subject to and in accordance with this Section 2.7.4 as amounts become due and payable to them hereunder and any portion of the Loan so disbursed by Administrative Agent shall be deemed disbursed as of the date on which the Person to whom payment is made receives the same. No further authorization from Borrower shall be necessary to warrant such payment directly of such Future Advances to such relevant Person in accordance herewith, and all such Future Advances so made shall satisfy pro tanto the obligations of Administrative Agent hereunder and shall be secured by the Mortgage and the other Loan Documents as fully as if made directly to Borrower.
2.7.5    Frequency of Advances. Administrative Agent shall have no obligation to make Future Advance (Capital Expenditures) or Future Advance (TI/LCs) more often than once in each calendar month. In addition, Administrative Agent may at any time, in Administrative Agent’s sole discretion and without request therefor from Borrower, make Future Advances to pay amounts that are due to Administrative Agent under, and in accordance with, the Loan Documents. In addition, Administrative Agent may at any time, in Administrative Agent’s sole discretion and without request therefore from Borrower, make Future Advance (Interest/Carry Shortfall) to pay amounts that are due to Administrative Agent under, and in accordance with, the Loan Documents; provided that Administrative Agent shall deliver a written notice (or other written evidence customarily used by Administrative Agent to evidence such advance) to Borrower concurrently with or promptly after such Future Advance.
2.7.6    Advances Do Not Constitute a Waiver. No Future Advance shall constitute a waiver of any of the conditions of Administrative Agent’s obligation to make further

Future Advances, nor, in the event Borrower is unable to satisfy any such condition, shall any Future Advance have the effect of precluding Administrative Agent from thereafter declaring such inability to be an Event of Default hereunder.
2.7.7    Availability of Future Advances. Borrower shall have the right to request (which request shall be irrevocable), upon not less than thirty (30) days’ prior written notice and not more than ninety (90) days’ prior written notice to Administrative Agent, which notice (if any) shall be delivered with Borrower’s notice to extend the First Extension Maturity Date given in accordance with Section 2.3.2(i) of the Senior Loan Agreement, that Borrower’s right to request Future Advances of any unadvanced portion of the Future Funding Amount (the “Unadvanced Amounts”) be terminated, in which case, and upon approval from Administrative Agent, the Loan shall be permanently reduced by an amount equal to the all or a portion of the Unadvanced Amounts upon the commencement of the Second Extension Period (if any). Any portion of the Unadvanced Amounts that Borrower does not elect to terminate pursuant to this Section 2.7.7 shall be funded into the Future Funding Reserve Account upon the commencement of the Second Extension Period (if any) to be disbursed in accordance with the terms of Section 6.8. of the Senior Loan Agreement (as incorporated herein); provided, however, any Unadvanced Amounts funded into the Future Funding Reserve Account shall be disbursed for Building Loan Costs Only.
Section 2.8    Mitigation Obligations; Replacement of Lenders
Section 2.8 of the Senior Loan Agreement (including, without limitation, all covenants of Borrower set forth therein) is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
III.    REPRESENTATIONS AND WARRANTIES
The representations and warranties set forth in Article III of the Senior Loan Agreement are incorporated herein by reference as if fully set forth herein and remade by Borrower as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
IV.    BORROWER COVENANTS
Article IV of the Senior Loan Agreement is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan

Documents, the Loan or other appropriate Loan related terms, as the case may be.
V.    INSURANCE, CASUALTY AND CONDEMNATION
Article V of the Senior Loan Agreement is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
VI.    RESERVE FUNDS
Article VI of the Senior Loan Agreement is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be; provided that any references to a security interest granted to Administrative Agent or any Lender shall not apply so long as such party has a security interest pursuant to the Senior Loan Agreement.
VII.    DEFAULTING LENDER
Article VII of the Senior Loan Agreement is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
VIII.    PERMITTED TRANSFERS
Article VIII of the Senior Loan Agreement is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
IX.    SECONDARY MARKET TRANSACTION
Article IX of the Senior Loan Agreement is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.

X.    DEFAULTS
Article X of the Senior Loan Agreement is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
XI.    MISCELLANEOUS
Article XI of the Senior Loan Agreement is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
XII.    ASSIGNMENT OF BUILDING LOAN AGREEMENT.
Lender shall, as an accommodation to Borrower for the sole purpose of mortgage recording tax savings, upon the written request and at the sole cost and expense of Borrower (for payment of the actual out-of-pocket fees and expenses of Lender’s counsel to prepare necessary assignments), use commercially reasonable efforts to deliver an assignment of this Agreement.
XIII.    ADMINISTRATIVE AGENT AND AGREEMENTS AMONG LENDERS
Article XIII of the Senior Loan Agreement is hereby incorporated by reference as if fully set forth herein as of the date hereof, except that those covenants which specifically reference the Senior Loan Agreement, the Note (as defined in the Senior Loan Agreement), any of the Senior Loan Documents, the Senior Loan or other similar terms shall be modified to the extent appropriate or necessary to reference this Agreement, the Note, the Mortgage, applicable Loan Documents, the Loan or other appropriate Loan related terms, as the case may be.
XIV.    SENIOR LOAN DOCUMENTS
Borrower shall: (a) pay all principal, interest and other sums required to be paid by Borrower under and pursuant to the provisions of the Senior Loan Documents and (b) diligently perform and observe all of the terms, covenants and conditions of the Senior Loan Documents on the part of Borrower to be performed and observed, unless such performance or observance shall be waived in writing by Administrative Agent and/or the Lenders, as applicable. The Loan shall be cross-defaulted and cross-collateralized with the Senior Loan and the other Senior Loan Documents. An Event of Default under this Agreement or any of the other Loan Documents shall constitute an Event of Default under the Senior Loan and an Event of Default under the Senior Loan Agreement or any of the other Senior Loan Documents shall constitute an Event of Default hereunder. Administrative Agent shall have the option to pursue its remedies in any combinations and against any or all of Administrative Agent’s security for the Loan and/or the Senior Loan, whether successively, concurrently or otherwise.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

ADMINISTRATIVE AGENT:
INVESCO CMI INVESTMENTS, L.P., a Delaware limited partnership
By: Invesco CMI Investments GP, LLC, a Delaware limited liability company, its general partner

By:    /s/ Beth Zayicek
Name: Beth Zayicek
Title: Proper Officer

LENDER:
INVESCO CMI INVESTMENTS, L.P., a Delaware limited partnership
By: Invesco CMI Investments GP, LLC, a Delaware limited liability company, its general partner

By:    /s/ Beth Zayicek
Name: Beth Zayicek
Title: Proper Officer

[Signatures Continue On Following Page]

[Signature Page to Amended and Restated Building Loan Agreement]

BORROWER:
110 WILLIAM PROPERTY INVESTORS III, LLC, A Delaware limited liability company By: /s/ Nicholas Bienstock Name: Nicholas Bienstock Title: Authorized Signatory

[Signature Page to Amended and Restated Building Loan Agreement]

STATE OF TEXAS    )
) ss.
COUNTY OF DALLAS    )
On the 6th day of March in the year 2019, before me, the undersigned, a Notary Public in and for said State, personally appeared     Beth Zayicek        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ Omar Felipe
Notary Public

STATE OF TEXAS    )
) ss.
COUNTY OF DALLAS    )
On the 6th day of March in the year 2019, before me, the undersigned, a Notary Public in and for said State, personally appeared     Beth Zayicek        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ Omar Felipe
Notary Public

[Acknowledgments Continue On Following Page]

[Acknowledgment Page to Amended and Restated Building Loan Agreement]

ACKNOWLEDGMENT

STATE OF NEW YORK    )
) ss.
COUNTY OF NEW YORK    )
On the 6th day of March in the year 2019, before me, the undersigned, a Notary Public in and for said State, personally appeared     Nicholas Bienstock    , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Amy Miller
Notary Public

[Acknowledgment Page to Amended and Restated Building Loan Agreement]

SCHEDULE I
COMMITMENTS
INVESCO CMI INVESTMENTS, L.P.    -    100%

SCHEDULE II
SECTION 22 AFFIDAVIT
[Attached]

AFFIDAVIT UNDER SECTION 22
OF THE LIEN LAW OF NEW YORK
The undersigned, being duly sworn, deposes and says that:
1.    He is an authorized signatory of 110 William Property Investors III, LLC, a Delaware limited liability company, having an address c/o Savanna, 430 Park Avenue, 12th Floor, New York, New York 10022 (“Borrower”). The signatory to this affidavit is hereinafter an “Authorized Signatory”).
2.    Authorized Signatory gives this affidavit, on behalf of Borrower in his capacity as an authorized signatory of Borrower, in connection with that certain building loan in the aggregate maximum principal amount of $45,900,000.00 (the “Loan”) made to Borrower by Invesco CMI Investments, L.P. (“Lender”) pursuant to a certain Amended and Restated Building Loan Agreement dated as of March 7, 2019, by and among Borrower, Invesco CMI Investments, L.P., as administrative agent, and Lender (the “Building Loan Agreement”).
3.    The maximum principal amount of the Loan is $45,900,000.00.
4.    The amount, if any, to be advanced from the Building Loan to reimburse the Borrower for “costs of the improvements” paid by the Borrower after the commencement of the Capital Expenditure Work or TI/LC Costs, as applicable, but prior to the date hereof is: $2,529,835.76.
5.    The estimated amount to be advanced from the Building Loan for indirect costs of the Improvements which may become due and payable after the date hereof and during the construction of the Capital Expenditure Work or TI/LC Costs (such as OCIP insurance, subguard insurance and the payment and performance bond), as applicable, is $0.00.
6.    The net sum available to Borrower from the Building Loan for the Improvements is $43,370,164.20.
7.    This affidavit is made pursuant to and in compliance with Section 22 of the Lien Law of the State of New York and is a part of the Building Loan Agreement.
8.    Certain of the foregoing amounts are based upon good faith estimates of costs or expenses not yet incurred and certain items listed above may cost more or less than such estimates. Borrower reserves the right to use unexpended amounts from any of said items to defray increases incurred in any other item or items listed above so long as the total amount of Advances expended on said items does not exceed the aggregate amount of said items shown above.
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The facts above and any costs itemized on this statement are true, to the knowledge of the undersigned.

/s/ Christopher Schlank Christopher Schlank . solely in his capacity as Authorized Signatory of 110 WILLIAM PROPERTY INVESTORS III, LLC, a Delaware limited liability company

Sworn and subscribed to before me this 5th day of March, 2019. /s/ Amy Miller Notary Public

[Signature Page to Affidavit Under Section 22 of the Lien Law of New York]